News from Xerox

For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox CEO to Investors: Services Growth, Document Technology Leadership to Deliver 2013 Earnings Expansion, Strong Operating Cash

Company plans increased dividend next year and expands share repurchase authorization by $1 billion

NEW YORK, Nov. 13, 2012 — At its annual investor conference to be held here today, Xerox (NYSE: XRX) is detailing its strategy to expand earnings and deliver long-term value for shareholders through continued growth in services, market leadership in document technology and its annuity-based business model.

“Transforming Xerox to a services-led business — now accounting for more than half of our revenue — is creating a strong foundation for Xerox’s future,” said Ursula Burns, chairman and chief executive officer. “Our diverse services portfolio, deep industry expertise and integrated document solutions give our company a competitive advantage and give our clients unparalleled value in simplifying the complex ways work gets done.

“Our investments are aligned with areas of greatest growth opportunity and we’re differentiated through our respected strength in innovation,” she added. “With a clear view on the market trends in our industries, our focus is on delivering operational improvements that expand margins, increasing our base of recurring revenue and generating strong operating cash — all of which deliver long-term value for shareholders and sustainable success for Xerox.”

Building Shareholder Value: 2013 Financial Performance Expectations

During the conference, the company will provide details on its expectations for 2013 financial performance, including approximately 10 percent earnings expansion and revenue in the range of flat to up 2 percent. Full-year 2013 GAAP earnings per share are expected to be in the range of $0.94 to $1.00. Adjusted earnings per share are expected to be $1.09 to $1.15.

Through its cash-generating annuity revenue, Xerox expects operating cash flow of $2.1 billion to $2.4 billion in 2013. Building on its share repurchase plan, the company’s board of directors approved a $1 billion increase to the current authorization. Xerox expects to allocate at least $400 million in cash for share repurchase next year, adding to the $900 million to $1.1 billion in stock buyback planned for this year.

In addition, subject to approval from its board of directors, the company will increase its dividend by 35 percent to 5.75 cents per quarter, beginning with the dividend payable on April 30, 2013.

Fourth-Quarter 2012 Earnings Guidance Includes Restructuring Charge

As stated last month when Xerox announced its third-quarter earnings, the company plans to take a restructuring charge in the fourth quarter, which is estimated to be $100 million or 5 cents a share. The restructuring is primarily focused on improving cost efficiencies in the company’s services business. Including the restructuring charge, Xerox now expects fourth-quarter 2012 GAAP earnings per share of 24 to 26 cents or adjusted earnings per share of 28 to 30 cents.

Xerox will host the live video webcast of this year’s conference at 9 a.m. ET at http://event.xfactorcom.com/xerox/20121113/. A replay will be available after 5 p.m. ET, Tuesday, Nov. 13.

Forward-Looking Statements

The declaration and payment of future dividends is subject to the approval by the company’s board of directors, in its sole discretion, after considering various factors, including the Company’s financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company’s practice regarding payment of dividends may be modified at any time and from time to time.

During this meeting, Xerox Executives will make “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; actions of competitors; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that unexpected costs will be incurred; our ability to expand equipment placements; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security; our ability to recover capital investments; development of new products and services; our ability to protect our intellectual property rights; interest rates, cost of borrowing and access to credit markets; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term; reliance on third parties for manufacturing of products and provision of services; our ability to drive the expanded use of color in printing and copying; the outcome of litigation and regulatory proceedings to which we may be a party; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and our 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

About Xerox

With sales approaching $23 billion, Xerox (NYSE: XRX) is the world’s leading enterprise for business process and document management. Its technology, expertise and services enable workplaces – from small businesses to large global enterprises — to simplify the way work gets done so they operate more effectively and focus more on what matters most: their real business. Headquartered in Norwalk, Conn., Xerox offers business process outsourcing and IT outsourcing services, including data processing, healthcare solutions, HR benefits management, finance support, transportation solutions, and customer relationship management services for commercial and government organizations worldwide. The company also provides extensive leading-edge document technology, services, software and genuine Xerox supplies for graphic communication and office printing environments of any size. The 140,000 people of Xerox serve clients in more than 160 countries. For more information, visit http://www.xerox.com, http://news.xerox.com or http://www.realbusiness.com. For investor information, visit http://www.xerox.com/investor.

Non-GAAP Measures:

This release refers to the non-GAAP financial measure adjusted EPS (earnings per share) — fourth-quarter 2012 and full-year 2013 guidance excludes the amortization of intangible assets.

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Media Contacts:

Karen Arena, Xerox, +1-203-849-5521, karen.arena@xerox.com

Ken Ericson, Xerox, +1-410-571-0161, kenneth.ericson@xerox.com

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